UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2012 (May 31, 2012)

Newcastle Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-31458	81-0559116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 46th Floor New York, New York		10105
(Address of principal executive offices)		(Zip code)

(212) 798-6100

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2012, Newcastle Investment Corp., through its wholly owned subsidiary (“Newcastle”), entered into a servicing spread acquisition agreement (the “Acquisition Agreement”) with Nationstar Mortgage LLC (“Nationstar”), an affiliate of Newcastle’s manager. Also on May 31, 2012, Nationstar entered into an agreement to acquire mortgage servicing rights (“MSRs”) on residential mortgage loans with an outstanding principal balance of approximately $10.4 billion (the “Portfolio”) from Bank of America, National Association.

Pursuant to the Acquisition Agreement, Newcastle agreed to purchase for approximately $44 million the right to receive 65% of the monthly cash flow generated by the MSRs, net of a base fee paid to Nationstar. Nationstar will retain all ancillary income associated with the servicing of the Portfolio and 35% of the remaining monthly cash flow generated by the MSRs. The Portfolio is comprised of loans in government sponsored entity pools. Nationstar will be the servicer of the loans and will provide all servicing and advancing functions for the Portfolio. Newcastle will not own the servicing rights and therefore will not have any prior or ongoing servicing duties, liabilities or obligations associated with the servicing of the Portfolio.

On May 31, 2012, Newcastle also entered into a future spread agreement (the “Recapture Agreement”) with Nationstar. Under the Recapture Agreement, if Nationstar refinances any loan in the Portfolio, subject to certain limitations, Nationstar will be required to transfer a new loan into a portfolio with respect to which Newcastle and Nationstar will share the related monthly cash flow in the same proportion as the allocation on the Portfolio.

The foregoing summaries of the Acquisition Agreement and the Recapture Agreement are qualified in their entirety by reference to the agreements themselves, which are filed herewith as Exhibit 10.1 and Exhibits 10.2, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 5, 2012, in connection with the transaction described under Item 1.01 hereof, Newcastle posted a presentation in the Investor Relations section of its website at www.newcastleinv.com.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Current Excess Servicing Spread Acquisition Agreement for FHLMC Mortgage Loans, dated as of May 31, 2012, between Nationstar Mortgage LLC and NIC MSR III LLC.

10.2	Future Spread Agreement for FHLMC Mortgage Loans, dated May 31, 2012, between Nationstar Mortgage LLC and NIC MSR III LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP. (Registrant)

/s/ Brian C. Sigman
Brian C. Sigman Chief Financial Officer

Date: June 6, 2012